Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-257267 on Form S-8 of our report dated March 26, 2024, relating to the financial statements of Odysight.ai Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ Brightman Almagor Zohar & Co.

Certified Public Accountants

A Firm in the Deloitte Global Network

Tel Aviv, Israel

March 26, 2024